GLOBAL GATE PROPERTY CORP (“GGPC”)

Agreement with Leading U.S. Real Estate Group

January 31, 2011 - Global Gate Property Corp. reached an agreement with Intero International Franchise Services, LLC, an affiliate of Intero Real Estate Services, Inc. (“Intero”), a leading U.S. real estate brokerage firm, to form Intero Shanghai.   Intero Shanghai will provide a range of services to Chinese investors interested in the U.S. real estate market.

Founded in 2002, Intero has expanded rapidly to become one of the premier real estate brands in the United States with a particularly strong presence in California’s Silicon Valley, where its headquarters are located.  Intero Franchise Services Inc. began franchising in 2004 and currently has over 40 offices with 1,800 agents operating in the U.S.  Intero is a member of Leading Real Estate Companies of the World®, which has over 600 member companies with 5,000 offices and has 150,000 associates in over 30 countries.

This is the first Intero® franchise in China.  As part of the plan to expand the Intero brand throughout the Asia-Pacific region, GGPC will be working closely with the Intero International team to look at creating franchise opportunities across China.

GGPC CEO Gary Ohlbaum said, “The deal with Intero creates a great opportunity to link with a company with a strong Western U.S. presence that is the market leader in Silicon Valley, California. Being part of this global community allows us to offer our partners and clients investment opportunities in the U.S. from within the group rather than referring out the business to other brokerages".

Intero CEO Gino Blefari said, “We’ve always thought about expansion in terms of the individuals involved. We go where we find people who are the right fit for Intero because they have the same values and believe in the culture we’ve created.  The GGP executive team are those people. With them on board, we simply couldn’t pass on the opportunity to expand.”

David Cheung, head of GGPC’s Asian operations, added, "The continued growth of Asia’s economies means Asians have been significant buyers of property in the U.S., able to take advantage of high asset prices in their own market, particularly in real estate, and rising currencies relative to the U.S. dollar to diversify their holdings into U.S. real estate.  Intero’s strength in the U.S., particularly in California, where many Asians choose to buy given its geographical proximity to Asia, established Chinese community, favorable climate and economic, educational and work opportunities, make it the ideal partner to provide quality real estate investment opportunities to our client base."

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary companies. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities & Exchange Commission, available on its web site (www.sec.gov). All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

About GGPC
GGPC is an international real estate investment and services group, with offices and associates in North America and Asia.  GGPC brings together a management team with over three decades experience in international real estate and of operating and investing in Asia.  GGPC works with Asian investors seeking to acquire real estate in the U.S., the U.K. and Europe, and with international investors looking to acquire real estate in China, with specialist divisions for Agricultural and Forestry investment into China.  GGPC is listed on the US NASDAQ OTCBB (stock code GGPC). For additional information, contact info@globalgateproperty.com or visit www.globalgateproperties.com.